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                                                                       EXHIBIT 5

                       [LETTERHEAD OF HUNTON & WILLIAMS]

                               February 1, 2001

     Equifax Inc.
     1550 Peachtree Street NW
     Atlanta, GA 30309

               Re: Registration Statement On Form S-3 Related to Equifax Inc.
                   Common Stock

     Ladies and Gentlemen:

     We have acted as counsel to Equifax Inc., a Georgia corporation ("Equifax"), in connection with the preparation and filing of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 1, 2001 (the "Registration Statement") relating to the registration of an aggregate of 340,545 shares of Equifax's Common Stock, $1.25 par value per share, to be sold by certain selling shareholders named in the Registration Statement (the "Shares").

     In rendering this opinion, we have examined such corporate records, other documents, certificates and other instruments and we have reviewed such matters of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering the opinions expressed below, we have assumed (i) the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents and (ii) the correctness and completeness of all documents and certificates of all public officials.

     Based upon the foregoing, we are of the opinion that the Shares have been legally issued and are fully paid and non-assessable under the laws of the State of Georgia as in effect on this date.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus contained within the Registration Statement.


                                                Very truly yours,

                                                /s/ Hunton & Williams
                                                ---------------------
                                                Hunton & Williams